Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Plans to Announce Fourth Quarter and Year-End 2009
Financial Results and Host a Conference Call on January 27, 2010

ATLANTA, January 12, 2010 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and year ended December 31, 2009 on Wednesday, January 27, 2010 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 27, 2010 at 8:00 a.m. Eastern Standard Time.

Individuals wishing to participate in the conference call should dial (888) 857-6930 or (719) 325-2199 for international callers, and use Confirmation Code# 5747688.  For interested individuals unable to join via telephone, the call also will be broadcast and archived on the company's investor Web site at www.marineproductscorp.com.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats.  Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com